Exhibit 23.2

Cawley, Gillespie & Associates, Inc.

6500 RIVER PLACE BLVD, SUITE 3-200 AUSTIN, TEXAS 78730-1111 512-249-7000	306 WEST SEVENTH STREET, SUITE 302 FORT WORTH, TEXAS 76102-4987 817- 336-2461	1000 LOUISIANA STREET, SUITE 1900 HOUSTON, TEXAS 77002-5008 713-651-9944

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

As independent petroleum engineers, we hereby consent to the inclusion of information included or incorporated by reference in this Registration Statement on Form S-3 of Ring Energy, Inc. with respect to the information from our firm’s reserve report dated January 26, 2024, included in the Annual Report on Form 10-K of Ring Energy, Inc. for the year ended December 31, 2023, filed with the SEC on March 7, 2024, as well as in the notes to the financial statements included therein, in reliance upon the report of this firm and upon the authority of this firm as experts in petroleum engineering. We also hereby consent to all references to our firm or such report included or incorporated by reference into the Registration Statement on Form S-3.

CAWLEY, GILLESPIE & ASSOCIATES, INC.
Texas Registered Engineering Firm F-693

Fort Worth, Texas
December 20, 2024